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                                                                       Exhibit 8

                       [LETTERHEAD OF LATHAM & WATKINS]

                                 June 16, 1997

Allmerica Financial
440 Lincoln Street
Worcester, Massachusetts 01653

        Re: Allmerica Financial Corporation
            AFC Capital Trust I
            Registration Statement on Form S-4
            ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Allmerica Financial Corporation, a Delaware corporation (the "Company") and AFC Capital Trust I, a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. /S//S/ 3801, et seq.) (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company and the Trust with the Securities Exchange Commission on or about June 16, 1997 relating to: (i) the proposed issuance by the Trust of $300,000,000 aggregate Liquidation Amount of the Trust's 8.207% Series B Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $300,000,000 aggregate Liquidation Amount of Trust's outstanding 8.207% Series A Capital Securities (the "Old Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Company's 8.207% Series B Junior Subordinated Deferrable Interest Debentures due February 3, 2027 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 8.207%

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Allmerica Financial
June 16, 1997
Page 2

Series A Junior Subordinated Deferrable Interest Debentures due February 3, 2027 (the "Old Junior Subordinated Debentures"); and (iii) the Company's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Company's guarantee of the Old Capital Securities (the "Old Guarantee").

         In rendering our opinion, we have examined the Amended and Restated Declaration of Trust for the Trust, dated February 3, 1997 (the "Amended Declaration") and have assumed that the affairs of the Trust will be conducted in accordance with the Amended Declaration.

         We hereby confirm the opinions described under the caption "Certain Federal Income Tax Considerations" in the prospectus (the "Prospectus") that is part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Federal Income Tax Considerations" and "Legal Matters" contained in the Prospectus included therein.


                                          Very truly yours,

                                          /s/ Latham & Watkins

                                          LANTHAM & WATKINS